                                                                 EXHIBIT 21.1


                        Subsidiaries of the Registrant

                                                  STATE OR OTHER JURISDICTION OF
NAME                                              INCORPORATION OR ORGANIZATION
- ----                                              -----------------------------

Storebro Machine AB                                               Sweden

Nortelco AS                                                       Norway

Nortelco System -
  Teknikk AS*                                                     Norway

Brannteknikk AS*                                                  Norway

Nortelco Audiator AB*                                             Sweden


- ---------
*    wholly-owned subsidiaries of Nortelco AS


<PG$PX>